                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39485) pertaining to the Paragon Health Network, Inc., Long-Term Incentive Plan, GranCare, Inc., 401(k) Savings Plan, GranCare, Inc., 1996 Stock Incentive Plan, GranCare, Inc., 1996 Replacement Stock Option Plan, GranCare, Inc., Outside Directors' Stock Incentive Plan of our report dated December 10, 1997, with respect to the consolidated financial statements and schedule of Paragon Health Network, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Houston, Texas
December 26, 1997